UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Berkshire Lane, Suite 900, Dallas, Texas 75225	75219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	EXP	New York Stock Exchange

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 17, 2021, Eagle Materials Inc. (the “Company”) entered into that certain Underwriting Agreement (the “Underwriting Agreement”), among the Company and J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters (the “Underwriters”) identified on Schedule 1 thereto, with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of $750,000,000 million aggregate initial principal amount of its 2.500% senior notes due 2031 (the “Notes”).

The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (File No. 333-228205), which became effective automatically upon filing with the Securities and Exchange Commission (the “Commission”) on November 6, 2018, (the “Registration Statement”). The closing of the Offering is expected to occur on July 1, 2021.

In the Underwriting Agreement, which contains customary representations and warranties, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing summary is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Item 8.01.	Other Events

On June 17, 2021, the Company issued a conditional notice of redemption (the “Conditional Redemption Notice”) for all its outstanding 4.500% Senior Notes due 2026 (the “2026 Notes”). The Conditional Redemption Notice is conditioned upon the completion of the Offering, and provides that if the condition is satisfied, the Company will redeem, under and pursuant to the indenture governing the 2026 Notes (as amended or supplemented from time to time, the “Indenture”), all outstanding 2026 Notes (the “Redemption”). If the condition to the Redemption is satisfied, we expect that the Redemption will occur on or about July 17, 2021 (the “Redemption Date”) at a redemption price equal to 100% of the aggregate principal amount thereof, plus the Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of June 17, 2021, by and among Eagle Materials Inc., J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC as representatives of the several underwriters identified on Schedule 1 thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ James H. Graass
James H. Graass
Executive Vice President
General Counsel and Secretary

Date: June 21, 2021